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Exhibit 24
Power of Attorney

WHEREAS, the undersigned officers and directors of Wilshire Enterprises, Inc. (the “Company”) desire to authorize Sherry Wilzig Izak and Francis J. Elenio to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Annual Report on Form 10-K, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sherry Wilzig Izak and Francis J. Elenio and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 30th day of April, 2007.

Directors:

By:	/s/ Miles Berger	Date:April 30, 2007
Miles Berger

By:	/s/ Milton Donnenberg	Date:April 30, 2007
Milton Donnenberg

By:	/s/ S. Wilzig Izak	Date:April 30, 2007
S. Wilzig Izak

By:	/s/ Eric J. Schmertz, Esq.	Date:April 30, 2007
Eric J. Schmertz, Esq.

By:	/s/ Ernest Wachtel____	Date:April 30, 2007
Ernest Wachtel

By:	/s/ Martin Willschick__	Date:April 30, 2007
Martin Willschick

By:	/s/ S. Wilzig Izak	Date:April 30, 2007
S. Wilzig Izak
Chairman of the Board and Chief Executive Officer

By:	/s/ Francis J. Elenio	Date:April 30, 2007
Francis J. Elenio
Chief Financial Officer